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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (File Nos. 333-189002, 333-183491, 333-173208, 333-176110 and 333-176111) on Form S-8 and Registration Statements (File Nos. 333-201535, 333-188573, 333-178584 and 333-171998) on Form S-3 of our report dated March 11, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2014.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 11, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM